EXHIBIT 10.2

COVETRUS, INC. 2019 OMNIBUS INCENTIVE COMPENSATION PLAN
AMENDED
TRANSFORMATION PERFORMANCE STOCK UNIT AGREEMENT
This AMENDED TRANSFORMATION PERFORMANCE STOCK UNIT AGREEMENT (the “Agreement”), dated as of_________, is delivered by Covetrus, Inc. (the “Company”) to the person to whom this Agreement is made pursuant to the terms of the Plan (the “Participant”).
The Company awarded Participant transformation performance stock units pursuant to a Transformation Performance Stock Unit Agreement and a Transformation Performance Stock Unit Award Statement in 2020 (collectively, the “Original Agreements”). The Company and Participant desire to amend the Original Agreements with respect to the 2021 and 2022 Performance Periods (as defined below). This Agreement does not affect the 2020 Performance Period, and any award amount for the 2020 Performance Period shall be calculated and paid according to the terms of the Original Agreements.
This Agreement amends the Original Agreements with respect to the 2021 Performance Period and 2022 Performance Period and sets forth the amended terms of the transformation performance stock unit award with respect to such Performance Periods.
RECITALS
The Covetrus, Inc. 2019 Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of restricted stock units in accordance with the terms and conditions of the Plan. The Committee made a grant of restricted stock units with specific performance criteria as an inducement for the Participant to perform against transformational adjusted EBITDA run rates established by the Company for the first performance period (i.e., January 1, 2020 through December 31, 2020) (“2020 Performance Period”) and against adjusted EBITDA for the second and third performance periods (i.e., January 1, 2021 through December 31, 2021 and January 1, 2022 through December 31, 2022) (“2021 Performance Period” and “2022 Performance Period,” respectively). The term “Performance Period” means the 2020 Performance Period, 2021 Performance Period or 2022 Performance Period, as applicable. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.
1.    Grant of PSUs. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company made a grant of performance restricted stock units to the Participant with a target value as described on Exhibit A hereto, subject to the restrictions set forth below and in the Plan (the “PSUs”). Each PSU represents the right of the Participant to receive a share of common stock of the Company (“Company Stock”) on the applicable payment date set forth in Section 5 below.

2.    Stock Unit Account. PSUs represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of PSUs granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any PSUs recorded in the Stock Unit account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Stock Unit account established for the Participant.
3.    Vesting. The PSUs shall become vested in accordance with the terms and conditions set forth on Exhibit A, which are incorporated herein by reference.
4.    Termination of PSUs. Except as set forth in this Agreement, if the Participant ceases to be employed by, or provide service to, the Employer for any reason before any of the PSUs vest, any unvested PSUs shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service. No payment shall be made with respect to any unvested PSUs that terminate as described in this Section 4.
5.    Payment of PSUs and Tax Withholding.
(a)    If and when the PSUs vest, the Company shall issue to the Participant one share of Company Stock for each vested PSU. Subject to Sections 5(b) and 13 below, payment shall be made within the period set forth on Exhibit A with respect to the applicable Performance Period.
(b)    All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. At such time as the Committee may determine in its discretion under the Plan, at the time of payment in accordance with Section 5(a) above, or if applicable, at the time the PSUs vest, the number of shares issued to the Participant may be reduced by a number of shares of Company Stock with a Fair Market Value (measured as of the vesting date) equal to an amount of the FICA, federal income, state, local and other tax liabilities required by law to be withheld with respect to the payment of the PSUs. To the extent not withheld in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the PSUs.
(c)    The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares, if any, to the Participant pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state, municipality or other country having jurisdiction thereof.
6.    No Stockholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of PSUs. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to PSUs. Notwithstanding the foregoing, the Committee may grant to the Participant Dividend Equivalents on the shares underlying the PSUs prior to the vesting date, which shall be credited to the Stock Unit account for the Participant and will be paid or distributed in in accordance with this Agreement and the Plan.
7.    Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the PSUs are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the PSUs pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
8.    No Employment or Other Rights. The grant of the PSUs shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.
9.    Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the PSUs or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the PSUs by notice to the Participant, and the PSUs and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.
10.    Applicable Law; Jurisdiction. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought only in the United

States District Court for the District of Maine, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Portland, Maine, and the jurisdiction of such court in any such proceeding shall be exclusive. Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws.
11.    Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer. Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.
12.    Recoupment Policy. The Participant agrees that, subject to the requirements of applicable law, the PSUs, and the right to receive and retain any Company Stock covered by this Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or similar policy of the Company in effect on the date of grant of Grant or that may be established thereafter.
13.    Application of Section 409A of the Code. This Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code. Notwithstanding the foregoing, if the PSUs constitute “deferred compensation” under Section 409A of the Code and the PSUs become vested and settled upon the Participant’s termination of employment, payment with respect to the PSUs shall be delayed for a period of six months after the Participant’s termination of employment if the Participant is a “specified employee” as defined under Section 409A of the Code and if required pursuant to Section 409A of the Code. If payment is delayed, the PSUs shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s termination of employment. Payments with respect to the PSUs may only be paid in a manner and upon an event permitted by Section 409A of the Code, and each payment under the PSUs shall be treated as a separate payment, and the right to a series of installment payments under the PSUs shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the previous sentence, the Company may also amend the Plan or this Agreement or revoke the PSUs to the extent permitted by the Plan.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement.
                    COVETRUS, INC.

                    Name:
                    Title:

BY ACCEPTING THE PSU AWARD, THE PARTICIPANT AGREES TO BE BOUND BY THE TERMS OF THE PLAN AND THIS AGREEMENT, AND AGREES THAT ALL DECISIONS AND DETERMINATIONS OF THE COMMITTEE WITH RESPECT TO THE PSUS SHALL BE FINAL AND BINDING.

EXHIBIT A
PSU TERMS
1.    Target PSUs. The target number of PSUs granted under the award is set forth in the Participant’s Transformation Performance Stock Unit Award Statement for this PSU grant.
2.    Vesting of PSUs.
a.    The PSUs are eligible to become earned and payable with respect to one third of the award based on performance for the 2020 Performance Period according to the terms of the Original Agreements.
b.    Subject to the terms of this Exhibit A, the PSUs shall be eligible to become earned with respect to one third of the award based on performance for each of the 2021 Performance Period and 2022 Performance Period pursuant to Section 3 below, provided that the Participant continues to be employed by, or provide services to, the Employer, until the Payment Date (as defined below). Except as set forth in Section 5 below, there shall be no proportionate or partial vesting of PSUs. All earned awards ultimately vest at the Payment Date. The following terms of this Exhibit A shall apply to the 2021 Performance Period and 2022 Performance Period and shall supersede the terms of the Original Agreements with respect to the 2021 Performance Period and 2022 Performance Period.
3.    Performance Periods and Performance Goals. The PSUs shall vest for each of the 2021 Performance Period and the 2022 Performance Period based on the Company’s adjusted EBITDA for the applicable Performance Period as certified by the Committee (the “Performance Goal”), and continued employment or service through the Payment Date. The actual number of PSUs that may become vested may be more or less than that the target number, or even zero, based on the achievement of the Performance Goal over the Performance Period.
For purposes of this Agreement, the following terms shall have the meanings set forth below:
EBITDA: earnings before interest, taxes, depreciation and amortization, as determined under generally accepted accounting principles, applied on a basis consistent with prior financial statements.
Adjusted EBITDA: as reported in the Company’s financial statements, total segment (consolidated) adjusted EBITDA, within the Segment footnote, as filed with the Securities and Exchange Commission. Adjusted EBITDA shall be subject to such adjustments as the Committee deems appropriate in good faith to take into account events such as acquisitions, divestitures, and other unusual or infrequently occurring items.

4.    Achievement of Performance Goals. As soon as administratively practicable following the end of a Performance Period and no later than March 15 of the calendar year immediately following the end of each Performance Period, the Committee will determine whether and to what extent the Performance Goal has been met and certify the number of PSUs that may vest, if any. The number of PSUs that may vest with respect to each Performance Period shall be equal to (a) one third of the total Target Value, (b) multiplied by the weighting relative to each Performance Goal and the Earned Percentage for such Performance Goal.
The “Earned Percentage” for each of the Performance Goals shall be determined as follows; straight-line interpolation will be used for performance achievement between the Performance Levels for each of the Performance Periods.

2021 Performance Period (1/1/2021 through 12/31/2021)
Performance Metrics	Performance Metric Weightings	Performance Levels	Performance Level Goals	PSUs Earned as a % of Target
	[ ]%	Maximum
Target Range
90% of Target
Threshold

2022 Performance Period (1/1/2022 through 12/31/2022)
Performance Metrics	Performance Metric Weightings	Performance Levels	Performance Level Goals	PSUs Earned as a % of Target
	[ ]%	Maximum
Target Range
90% of Target
Threshold
*All numbers are in millions.
Any PSUs that are earned for a Performance Period will vest and be paid on the date specified by the Committee for payment of vested PSUs, which shall be between January 1 and March 15 of the calendar year immediately following the end of each Performance Period (each, a “Payment Date”), if the Participant continues to be employed by, or provide services to, the Employer through the Payment Date. If the Participant ceases to be employed by, or provide service to, the Employer for any reason before the Payment Date with respect to any Performance Period, any unvested PSUs shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service, except as set forth in Section 5(b) below. No payment shall be made with respect to any unvested PSUs that terminate as described in this Section 4.
5.    Change of Control.

a.    COC Amount. In the event of a Change of Control before the end of a Performance Period, the PSUs with respect to such Performance Period shall be eligible to vest with respect to a portion of the award that is eligible to vest with respect to such Performance Period, pro-rated for the portion of the Performance Period elapsed prior to the Change of Control, based on the actual achievement of the Performance Goals during such portion of the Performance Period, adjusted in such manner as the Committee shall determine in good faith (the “COC Amount”). Except as provided in Section 5(b) below, if the Participant ceases to be employed by, or provide service to, the Employer for any reason before the Change of Control, no payment shall be made with respect to any unvested PSUs.
The PSUs shall cease to vest based on performance as of the date of the Change of Control, and any unvested PSUs in excess of the COC Amount shall be forfeited. The COC Amount shall vest and be paid on the Payment Date for the applicable Performance Period, provided that the Participant continues to be employed by, or provide services to, the Employer, until the Payment Date.
b.    Involuntary Termination Without Cause; Good Reason. In the event the Participant’s employment or service is involuntarily terminated by the Company without Cause or the Participant terminates for Good Reason (each as defined in the Participant’s employment agreement with the Company) within two months prior to the Change of Control or upon or after the Change of Control, but prior to the applicable Payment Date, the COC Amount shall become vested. Such vested PSUs shall be paid within thirty (30) days after the Participant’s termination of employment or service, or, if later, the date of the Change of Control, subject to the requirements of Section 409A of the Code. If the Participant ceases to be employed by, or provide service to, the Employer for any reason other than as described above in this subsection (b), no payment shall be made with respect to any COC Amount, and the unvested PSUs shall be forfeited. Notwithstanding the foregoing, if the Participant’s employment agreement with the Company has a pre-Change of Control protection period of three months, instead of two months, the reference above to “two months prior to a Change of Control” shall be changed to “three months prior to a Change of Control.”
c.    Employment Agreement. Notwithstanding anything in the terms of any employment agreement to the contrary, the terms of this Agreement with respect to vesting of PSUs in connection with a Change of Control shall supersede and replace the terms of any employment agreement with the Participant relating to vesting in connection with a Change of Control, and the Participant agrees to such replacement. For the avoidance of doubt, this Agreement does not supersede more favorable terms of an employment agreement relating to vesting in a situation where no Change of Control occurs, subject to the requirements of Section 409A.
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